UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2010

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

In connection with its previously announced offering of common stock pursuant to a Registration Statement on Form S-1, Broadwind Energy, Inc., a Delaware corporation (the “Company”), is filing this Current Report on Form 8-K to present its Executive Compensation Discussion and Analysis and Director Compensation information for the fiscal year ending December 31, 2009, to the extent such information is determinable as of the date hereof.  Exhibit 99.1, which is incorporated herein by reference, contains such Executive Compensation Discussion and Analysis and Director Compensation information.

Given the preliminary determination that the Company’s named executive officers with respect to 2009 compensation included Mr. Jesse E. Collins, Jr., the Company is filing Mr. Collins’ employment agreement as Exhibit 99.2, which is incorporated herein by reference. Mr. Collins was hired on August 1, 2008 to serve as Vice President of Heavy Manufacturing and Transportation Services and was appointed Group President on June 23, 2009.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1	Executive Compensation Discussion and Analysis and Director Compensation for the Fiscal Year ended December 31, 2009
99.2	Employment Agreement dated as of August 1, 2008 between Broadwind Energy, Inc. and Jesse E. Collins, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

January 14, 2010	By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll
Chief Executive Officer

EXHIBIT INDEX

99.1	Executive Compensation Discussion and Analysis and Director Compensation for the Fiscal Year ended December 31, 2009
99.2	Employment Agreement dated as of August 1, 2008 between Broadwind Energy, Inc. and Jesse E. Collins, Jr.